Filed Pursuant to Rule 424(b)(5)

Registration No. 333-269839

Prospectus Supplement

(To Prospectus dated February 23, 2023)

766,170 Ordinary Shares

We are offering directly to certain institutional and accredited investors, or the Investors, in a registered direct offering, or the Offering, 766,170 of our ordinary shares, no par value per share, or the Ordinary Shares, through this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SPRC”. On January 12, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $1.45 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates as of the date of this prospectus supplement was approximately $9,175,887 based on 3,584,331 Ordinary Shares outstanding, 3,548,608 of which were held by non-affiliates, and a per share price of $2.56 based on the closing sale price of our Ordinary Shares on November 13, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the prior 12 calendar month period that ends on and includes the date of this prospectus supplement, we have sold $2,261,974 of securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about January 14, 2026, subject to the satisfaction of certain closing conditions.

This prospectus supplement is dated January 13, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and (ii) a shelf registration statement on Form F-3 (File No. 333-269839) that the SEC declared effective on February 23, 2023. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “we,” “us,” “our,” the “Company” and “SciSparc” refer to SciSparc Ltd.

All historical quantities of Ordinary Shares and per share data presented herein give retroactive effect to our 1-for-21 reverse share split of our issued and outstanding Ordinary Shares effected prior to the start of trading on Nasdaq on July 3, 2025.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain, and our officers and representatives may from time to time make, “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “goal,” “seek,” “project,” “strategy,” “likely,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are neither historical facts, nor should they be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our ability to raise capital through the issuance of additional securities and ability to continue as a going concern;

●	our ability to advance the development our product candidates, including the anticipated starting and ending dates of our anticipated clinical trials;

●	our assessment of the potential of our product candidates to treat certain indications;

●	our ability to successfully receive approvals from the U.S. Food and Drug Administration, or FDA, or other regulatory bodies, including approval to conduct clinical trials, the scope of those trials and the prospects for regulatory approval of, or other regulatory action with respect to our product candidates, including the regulatory pathway to be designated to our product candidates;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate, including the impact of any changes in regulation and legislation that could affect the pharmaceutical industry;

●	our ability to commercialize our existing product candidates and future sales of our existing product candidates or any other future potential product candidates;

●	our ability to meet our expectations regarding the commercial supply of our product candidates;

●	our ability to integrate successfully our e-Commerce business of the WellutionTM brand, which focuses on the sale of hemp-based products on Amazon Marketplace through our subsidiary, Neurothera Labs Inc., or NeuroThera, in which we hold a controlling interest, and which holds our controlling interest in SciSparc Nutraceuticals;

●	our ability to list NeuroThera on a national U.S. stock exchange and realize the anticipated benefits of the acquisition;

●	NeuroThera’s ability to comply with its disclosure obligations and TSX Venture Exchange, or TSXV, annual and interim filing deadlines;

●	our rights as a shareholder of NeuroThera are governed by Canadian law (including applicable provincial corporate and securities laws) and TSXV policies, which may differ in material respects from the rights and responsibilities of shareholders of U.S. or Israeli companies;

●	our ability to regain compliance with the continued listing requirements and standards of Nasdaq;

●	the overall global economic environment;

●	general market, political and economic conditions in the countries in which we operate including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East;

●	projected capital expenditures and liquidity;

●	changes in our strategy;

●	litigation; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 24, 2025, or the 2024 Annual Report, as well as other factors in the 2024 Annual Report.

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These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available to us as of the date of this prospectus supplement or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We qualify all of our forward-looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY OUR MANAGEMENT. IN REVIEWING THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

When used herein, unless the context requires otherwise, references to “SciSparc”, the “Company,” “our company”, “we”, “our”, and “us” refer to SciSparc Ltd., an Israeli company.

Overview of Our Company

We are a specialty clinical-stage pharmaceutical company. Our focus is creating and enhancing a portfolio of technologies and assets based on cannabinoid therapies. With this focus, through our majority owned subsidiary NeuroThera, we are currently engaged in the following development programs based on Δ9-tetrahydrocannabinol, or THC, and/or non-psychoactive cannabidiol, or CBD, and/or other cannabinoid receptors, agonists: SCI-110 for the treatment of Tourette syndrome, or TS, and for the treatment of Alzheimer’s disease and agitation; and SCI-210 for the treatment of Autism Spectrum Disorder, or ASD, and Status Epilepticus, or SE. We also have a majority-owned subsidiary, held by NeuroThera, whose business focuses on the sale of hemp seed oil-based products and others on Amazon Marketplace.

SCI-110 is a proprietary drug candidate based on two components: (1) THC, which is the major cannabinoid molecule in the cannabis plant, and (2) CannAmide™, a proprietary Palmitoylethanolamide, or PEA, formulation. PEA is an endogenous fatty acid amide that belongs to the class of nuclear factor agonists, which are molecules that regulate the expression of genes. We believe that the combination of THC and PEA may induce a reaction known as the “sparing effect,” which has strong potential to treat various diseases of the central nervous system such as TS and Alzheimer’s disease and agitation.

SCI-210 is a proprietary drug candidate based on two components: (1) CBD, and (2) CannAmide™. We believe that the combination of CBD and PEA may also induce a sparing effect reaction, which has strong potential to treat various diseases such as ASD and SE.

Recent Developments

NeuroThera Non-Binding Term Sheet

On December 2, 2025, we announced that NeuroThera, a clinical-stage pharmaceutical company in which we hold an approximately 75% controlling interest, entered into a non-binding term sheet with an Israeli-based quantum computing bio data analytics company pursuant to which NeuroThera intends to acquire a majority equity interest in the target company. The proposed transaction contemplates NeuroThera acquiring a 55% equity interest in the target company in exchange for NeuroThera common shares representing 40% of NeuroThera’s outstanding share capital on a non-diluted basis.

The proposed acquisition is intended to expand NeuroThera’s technological and data-analytics capabilities by integrating quantum computing, machine learning, and clinical bioinformatics to enhance the speed, accuracy, and efficiency of clinical trials and drug development, subject to the completion of due diligence, definitive agreements, and customary regulatory and corporate approvals.

Xylo Acquisition of Intellectual Property Assets

On January 8, 2026, we entered into an asset purchase agreement with Xylo Technologies Ltd., or Xylo, pursuant to which we agreed to acquire a portfolio of patents, trademarks, know-how, and related intellectual property rights primarily associated with the MUSE™ system for innovative endoscopic systems and medical cameras. In consideration for these acquired assets, we agreed to issue to Xylo Ordinary Shares representing 19.99% of our issued and outstanding share capital as of the closing date, or, at our election, to issue pre-funded warrants in lieu of some or all of such shares.

The asset purchase agreement contains customary representations, warranties and covenants, including our obligation to file a registration statement with the SEC to register the resale of the issued ordinary shares within 30 days from the closing date. The closing of the transaction, which is expected on March 8, 2026, will be subject to customary closing conditions.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in the accompanying prospectus, and in in the 2024 Annual Report, which is incorporated by reference in this prospectus supplement.

Corporate Information

We are an Israeli corporation based in Tel Aviv, Israel and were incorporated in Israel in 2004. Our registered office and principal place of business is located at 20 Raul Wallenberg St., Tower A, 2nd Floor, Tel Aviv 6971916, Israel. Our telephone number in Israel is: +972-73-3447180. Our website address is http://www.scisparc.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us:	766,170 Ordinary Shares

Offering price per Ordinary Share:	$1.00

Ordinary Shares outstanding prior to the offering:	3,584,331 Ordinary Shares

Ordinary Share to be outstanding after this offering:	4,350,501 Ordinary Shares

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $0.7 million, after deducting estimated offering expenses payable by us. We currently intend to use the net proceeds from the Offering for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline and investments in other companies which may not be aligned with our current business strategy. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section beginning on page 3 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq symbols	“SPRC” for our Ordinary Shares listed on Nasdaq.

The number of Ordinary Shares to be outstanding immediately after this offering as shown above is based on 3,584,331 Ordinary Shares outstanding as of January 13, 2026, and excludes:

●	324 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $3,491.88 per share;

●	97,619 Ordinary Shares issuable upon the vesting of restricted share units outstanding under our 2023 Share Option Plan;

●	945,228 Ordinary Shares reserved for issuance and available for future grant under our 2023 Share Option Plan;

●	981,181 Ordinary Shares reserved for issuance under the standby equity purchase agreement, or the SEPA;

●	16,138 Ordinary Shares issuable upon the exercise of outstanding warrants, with exercise prices ranging from $1,435.98 to $5,787.60 per Ordinary Share; and

●	628 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants, with an exercise price of $0.546 per Ordinary Share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including the 2024 Annual Report or any report of foreign private issuer on Form 6-K that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Shareholders may experience significant dilution as a result of potential future financings that we may effect, which may cause the trading price of our Ordinary Shares to decline and could impair our ability to raise capital.

We currently have an effective shelf registration statement on Form F-3 for the sale of up to $50,000,000 of our Ordinary Shares, warrants, rights and/or units, of which approximately $3 million has been sold. Investors of Ordinary Shares in this offering, as well as our existing shareholders, will experience significant dilution if we sell additional shares at prices significantly below the price at which they invested. Shares to be issued in future equity offerings could cause the market price of our Ordinary Shares to decline and could have an adverse effect on our earnings per share if and when we become profitable.

In addition, we may issue additional Ordinary Shares or other equity securities exercisable for Ordinary Shares in connection with, among other things, future acquisitions of additional companies or assets, or under our equity incentive plans, in certain cases without shareholder approval.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per Ordinary Share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per Ordinary Share paid by investors in this offering. You will incur dilution upon exercise of any outstanding share options, warrants or upon the issuance of Ordinary Shares under our share incentive programs.

In addition, the sale in this offering and any future offerings of a substantial number of our Ordinary Shares or securities convertible into Ordinary Shares in the public market, or the perception that such sales may occur, including sales of Ordinary Shares by our large shareholders, could adversely affect the price of our Ordinary Shares. These sales or the perception that these sales could occur could also depress the market price of our Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate.

Our amended and restated articles of association authorize our board of directors to, among other things, issue additional Ordinary Shares or securities convertible or exchangeable into Ordinary Shares, without shareholder approval. We may issue such additional Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our Ordinary Shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.

Our issuance of additional Ordinary Shares or other Ordinary Share equivalents would have the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the relative voting strength of each previously outstanding Ordinary Share may be diminished; and

●	the market price of our Ordinary Shares may decline.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply any of the funds from this offering effectively could have a material adverse effect on our business and cause the price of our ordinary shares to decline.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on Nasdaq, the market for our Ordinary Shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Ordinary Shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Ordinary Shares may not necessarily be a reliable indicator of our fair market value. The price at which our Ordinary Shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Because we do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never paid or declared any cash dividends on our Ordinary Shares. We currently intend to retain earnings, if any, to finance the growth and development of our business and we do not anticipate paying any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Ordinary Shares will provide a return to our shareholders.

Resales of our Ordinary Shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares could occur at any time. The issuance of new Ordinary Shares could result in resales of our Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Ordinary Shares.

This offering may cause the trading price of our Ordinary Shares to decrease.

The price per Ordinary Share together with the number of Ordinary Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering.

If we fail to meet all applicable Nasdaq Capital Market requirements, Nasdaq could delist our Ordinary Shares, which could adversely affect the market liquidity of our Ordinary Shares and the market price of our Ordinary Shares could decrease.

Nasdaq monitors our ongoing compliance with its minimum listing requirements and if we fail to meet those requirements and cannot cure such failure in the prescribed period of time, our Ordinary Shares could be subject to delisting from the Nasdaq market. In the event that our Ordinary Shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Ordinary Shares could be conducted only in the over-the-counter market such as the OTC Pink or the OTCQB. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

On July 16, 2024, we received a written notice from Nasdaq indicating that we are not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. Under Nasdaq Listing Rule 5810(c)(3)(A), we were initially granted a period of 180 calendar days to regain compliance with the minimum bid price requirement, or until January 12, 2025. On January 14, 2025, we received an additional written notice from Nasdaq indicating that we had been granted, per our request, an additional 180-day compliance period, or until July 14, 2025, to regain compliance with the minimum bid price requirement.

Effective as of market open on July 3, 2025, we effected a one-for-twenty-one (1-for-21) Reverse Split of our issued and outstanding Ordinary Shares. In addition, on June 26, 2025, our shareholders approved a framework for a reverse split of the issued and outstanding Ordinary Shares in the range of a ratio of between 1:2 and 1:250, to be effected at the discretion of, at such ratio within the approved range and by such number of increments, and on such dates, as may be determined by our board of directors within 18 months following the date of approval.

On July 18, 2025, we received a written notice from Nasdaq indicating that Nasdaq has determined that for 10 consecutive business days, from July 3 through July 17, 2025, the closing bid price of our Ordinary Shares has been at least $1.00 per share or greater, and accordingly, we have regained compliance with Listing Rule 5550(a)(2). Although we have since cured this deficiency and have regained compliance with Nasdaq Listing Rule 5550(a)(2), there is a risk that we could be subject to additional notices of delisting for failure to comply with Nasdaq Listing Rule 5550(a)(2) or other Nasdaq Listing Rules.

On January 17, 2025, the SEC approved an amendment to Nasdaq Listing Rule 5810(c)(3)(A)(iv), according to which, if a company fails to meet the minimum bid price requirement and the company has effected a reverse share split over the prior one-year period, the company would not be eligible for any compliance period and the Listing Qualifications Department will issue a Delisting Determination under Nasdaq Listing Rule 5810 with respect to that company’s securities. This change will apply to a company even if the company was in compliance with the bid price requirement at the time of its prior reverse share split. In addition, if a company’s security fails to meet the bid price requirement and the company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for any compliance periods and Nasdaq must issue a Delisting Determination with respect to that security.

On January 12, 2026, we received a written notification from Nasdaq, which stated that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq, listing Nasdaq Rule 5550(b)(1), due to our failure to maintain a minimum of $2,500,000 in stockholders’ equity as of June 30, 2025. In our Report of Foreign Private Issuer on Form 6-K, dated November 18, 2025, we reported stockholders’ deficit of approximately $81,000 as of June 30, 2025. The notification letter has no immediate effect on our listing on Nasdaq, and during the grace period, as may be extended, our ordinary shares will continue to trade on Nasdaq under the symbol "SPRC."

In accordance with Nasdaq rules, we have 45 calendar days, or until February 26, 2026, to submit a plan to regain compliance. While we intend to provide Nasdaq with a plan to achieve and sustain compliance with the stockholders’ equity requirement under Listing Rule 5550(b)(1), but there can be no assurance that Nasdaq will accept our plan, that we will be able to regain compliance with Listing Rule 5550(b)(1) or that we will be able meet the continued listing requirements during any compliance period that may be granted by Nasdaq. If Nasdaq accepts our plan to regain compliance, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If Nasdaq does not accept our plan, we may request a hearing to present our plan to a Nasdaq Hearing Panels.

Should we fail to regain compliance with Listing Rule 5500(b)(1), or satisfy other continued listing requirements of Nasdaq, Nasdaq may take steps to delist our Ordinary Shares. Such a delisting would likely have a negative effect on the price of the Ordinary Shares and would impair your ability to sell or purchase the Ordinary Shares when you wish to do so. In the event of a delisting, any action taken by us to restore compliance with listing requirements may not allow our Ordinary Shares to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our Ordinary Shares from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $0.7 million, after deducting the estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline and investments in other companies which may not be aligned with our current business strategy.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the exercise of certain of the Company’s existing warrants to purchase in the aggregate of 361,548 Ordinary Shares, issued on February 25, 2025, at an exercise price of $3.10 per Ordinary Share; (ii) the conversion in August 2025 of the principal amount of $4.2 million and accrued interest of debentures dated February 25, 2025 into an aggregate of 1,071,843 Ordinary Shares (iii) the sale of shares in MitoCareX Bio Ltd. for a total consideration of $700,000 in cash and $2,027,000 in shares of common stock of N2OFF, Inc.; (iv) the transfer of the Company’s pharmaceutical portfolio and equity stake in SciSparc Nutraceuticals Inc. in exchange for a controlling interest in NeuroThera; (v) the issuance of 1,292,557 Ordinary Shares sold by us for $1.75 per share in a registered direct offering in November 2025; and

●	on a pro forma as adjusted basis to give effect to the issuance and sale of 766,170 Ordinary Shares in this offering at the offering price of $1.00 per Ordinary Share, after deducting the estimated offering expenses, as if such issuances had occurred as of June 30, 2025.

You should read this table in conjunction with our Unaudited Interim Financial Statements as of June 30, 2025 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2025” attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K, or a Form 6-K, filed on November 18, 2025 and incorporated by reference herein.

		As of June 30, 2025 (U.S. dollars in thousands)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$1,545	$5,885	6,651
Total assets	$5,139	$10,866	11,632
Total liabilities	$5,220	$1,566	1,566
Shareholders’ equity:
Share capital and premium	$71,012	$76,438	77,204
Ordinary Shares, no par value: 534,605 Ordinary Shares issued and outstanding (actual); 3,584,331 Ordinary Shares issued and outstanding (pro forma); and 4,350,501 Ordinary Shares issued and outstanding (pro forma as adjusted)	-	-	-
Reserve for share-based payment transactions	$6,012	$6,012	6,012
Warrants	$5,190	$5,190	5,190
Foreign currency translation reserve	$497	$497	497
Transactions with non-controlling interests	$810	$810	810
Accumulated deficit	$(84,303)	$(80,423)	(80,423)
Non-controlling interests	$701	$776	776
Total equity	$(81)	$9,300	10,066

*	Unaudited

The number of Ordinary Shares to be outstanding immediately after this offering is based on 534,605 Ordinary Shares outstanding as of June 30, 2025 and excludes:

●	324 Ordinary Shares issuable upon the exercise of options outstanding under our 2015 Share Option Plan, at a weighted average exercise price of $3,491.88 per share;

●	31,548 Ordinary Shares issuable upon the vesting of restricted share units outstanding under our 2023 Share Option Plan;

●	45,418 Ordinary Shares reserved for issuance and available for future grant under our 2023 Share Option Plan;

●	17,359 Ordinary Shares issuable upon the exercise of outstanding warrants, with exercise prices ranging from $1,435.98 to $5,787.60 per Ordinary Share;

●	981,181 Ordinary Shares reserved for issuance under the SEPA;

●	628 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants, with an exercise price of $0.546 per Ordinary Share; and

●	2,553,191 Ordinary Shares issuable upon conversion of outstanding debentures and related warrants dated February 25, 2025.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 766,170 Ordinary Shares.

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described in the section entitled “Description of Securities– Ordinary Shares” beginning on page 7 of the accompanying prospectus.

PLAN OF DISTRIBUTION

The offering price of the Ordinary Shares offered by this prospectus supplement and the accompanying prospectus has been determined based upon arm’s length negotiations between the Investors and us. The Ordinary Shares sold pursuant to this prospectus supplement are being sold to certain institutional and accredited investors.

Our obligation to issue and sell the Ordinary Shares to the Investors is subject to the conditions set forth in a securities purchase agreement between us and the Investors, which may be waived by us at our discretion. An Investor’s obligation to purchase Ordinary Shares is subject to the conditions set forth in the securities purchase agreement, which may also be waived. We currently anticipate that the delivery of the Ordinary Shares will occur on or about January 14, 2026.

Expenses

We estimate the total offering expenses of this offering that will be payable by us will be approximately $43,000 which includes legal, printing and various other fees.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC.

Trading Market

Our Ordinary Shares are listed on Nasdaq under the symbol “SPRC.”

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 incorporated by reference herein, have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements. Further, our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders, and, until March 18, 2026, our officers and directors are exempt from the reporting provisions thereunder.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.scisparc.com/. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus supplement do not constitute a part of this prospectus supplement. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus supplement and the accompanying prospectus, or any documents incorporated by reference herein or therein, about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed on April 24, 2025;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 25, 2025, May 13, 2025, May 21, 2025, May 27, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 9, 2025, June 24, 2025, June 25, 2025, June 26, 2025, July 22, 2025, July 22, 2025, July 31, 2025, August 8, 2025, August 25, 2025; August 26, 2025; August 28, 2025; August 29, 2025; September 8, 2025; September 16, 2025; September 25, 2025; September 26, 2025; September 30, 2025; October 6, 2025; October 15, 2025; October 20, 2025; October 24, 2025; October 27, 2025; November 18, 2025; November 20, 2025; November 26, 2025; November 28, 2025; December 2, 2025; December 31, 2025; January 12, 2026; January 13, 2026; and January 13, 2026; and

●	The description of our Ordinary Shares contained in our Form 8-A filed on March 21, 2017 (File No. 001-38041), including as amended by Exhibit 2.1 to our Annual Report on Form 20-F filed on April 24, 2025 and any further amendments or reports filed for the purpose of updating such description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SciSparc Ltd., 20 Raul Wallenberg Street, Tower A, Tel Aviv, 6971916 Israel. Attention: Oz Adler, Chief Executive Officer and Chief Financial Officer, telephone number: (+972) (3) 610-3100.

PROSPECTUS

$50,000,000

SCISPARC LTD.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to the total amount of $50,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares have been listed on the Nasdaq Capital Market, or Nasdaq, since December 22, 2021 under the symbol “SPRC.” On February 15, 2023, the last reported sale price of our Ordinary Shares was $0.93 per share.

On February 15, 2023, the aggregate market value of our Ordinary Shares held by non-affiliates was $7,330,131, based on 6,860,090 Ordinary Shares outstanding and a per share price of $1.07 based on the closing sale price of our Ordinary Shares on January 17, 2023. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 3 of this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “SciSparc,” “the Company,” “we,” “us,” “our” and similar terms, refer to SciSparc Ltd., unless we state or the context implies otherwise. References to “Ordinary Shares” mean our Ordinary Shares, no par value.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

This prospectus incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

ABOUT SCISPARC LTD.

We are a specialty clinical-stage pharmaceutical company. Our focus is creating and enhancing a portfolio of technologies and assets based on cannabinoid therapies. With this focus, we are currently engaged in the following pharmaceutical compositions comprising N-acylethanolamines and cannabinoids, such as Palmitoylethanolamide and/or Δ9-tetrahydrocannabinol and/or non-psychoactive cannabidiol and/or other cannabinoid receptor agonists: SCI-110 for the treatment of Tourette syndrome and Alzheimer’s disease and agitation; SCI-160 for the treatment of pain; and SCI-210 for the treatment of Autism Spectrum Disorder and Status Epilepticus. We also have a wholly-owned subsidiary whose business focusses on the sale of hemp-based products on the Amazon.com marketplace.

Our Ordinary Shares are listed on the Nasdaq under the symbol “SPRC”. Our principal executive offices are located at 20 Raul Wallenberg St., Tower A, 2nd Floor, Tel Aviv 6971916 Israel. Our telephone number in Israel is: (+972) (3) 717 5777. Our website address is http://www.scisparc.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2021, or the 2021 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2022. You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2021 Annual Report, incorporated by reference herein, and our unaudited financial results as of and for the six months ended June 30, 2022, furnished with the SEC on December 29, 2022, which are incorporated by reference herein.

As of June 30, 2022
U.S. dollars in thousands	(Unaudited)

Cash and cash equivalents	$12,945
Total assets	14,422
Total liabilities	11,385

Shareholders’ equity:
Share capital and premium	58,547
Ordinary Shares, no par value: 25,714,285 Ordinary Shares authorized; 3,526,740 Ordinary Shares issued and outstanding
Reserve from share-based payment transactions	4,980
Warrants	5,190
Foreign currency translation reserve	497
Transactions with non-controlling interests	559
Accumulated deficit	(66,736)

Total equity	$3,037

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline. Our management will have significant flexibility in applying the net proceeds of this offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Ordinary Shares

General

The following are summaries of material provisions of our articles of association, or Articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our Ordinary Shares, and do not purport to be complete.

As of February 15, 2023, our authorized share capital consists of 75,000,000 Ordinary Shares, no par value per share. As of February 15, 2023, 6,860,090 Ordinary Shares were issued and outstanding. All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any pre-emptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-358165-2. Our purpose as set forth in our Articles is to engage in any lawful activity.

Liability to further capital calls

Our board of directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

Voting Rights

All our Ordinary Shares have identical voting and other rights in all respects.

Quorum requirements

Pursuant to our Articles, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders, present in person or by proxy, holding at least fifteen percent (15%) of the voting rights of the Company. A meeting adjourned for lack of a quorum will be adjourned for one day at the same time and place, or to such other day, time or place if such is stated in the notice of the meeting. At the reconvened meeting, if a quorum is not present within a half an hour, any number of shareholders present in person or by proxy will constitute a lawful quorum.

Vote requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires a special majority approval. Certain transactions with respect to remuneration of our office holders and directors require further approvals as set forth in Companies Law. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of certain countries that are, or have been, in a state of war with Israel.

Election of directors

Under our Articles, our board of directors must consist of at least three (3) and not more than eight (8) directors, including, if applicable, two external directors appointed as required under the Companies Law. Other than our external directors (if any), our directors are divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors is for a term of office that expires on the third annual general meeting following such election or re-election, such that at each annual general meeting the term of office of only one class of directors will expire. Each director, holds office until the annual general meeting of our shareholders for the year in which his or her term expires and until his or her successor is duly appointed, unless the tenure of such director expires earlier pursuant to the Companies Law upon the occurrence of certain events or unless removed from office by a vote of the holders of at least 65% of the total voting power of our shareholders at a general meeting of our shareholders in accordance with our Articles.

Our Articles provide that directors are appointed by a simple majority vote of holders of our Ordinary Shares, participating and voting at an annual general meeting of our shareholders. In the event of a contested election, the board of directors may, in its discretion, set the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting. In the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.

In addition, if a director’s office becomes vacant, the remaining serving directors may continue to act in any manner, provided, that the number of the serving directors shall not be less than three (3). If the number of serving directors is lower than their minimal one, the board of directors shall not be permitted to act, other than for the purpose of convening a general meeting of the Company’s shareholders for the purpose of appointing additional directors.

Shareholder meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under the Companies Law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided, that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record the date determined by the board of directors, which must be between 4 and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

In addition, pursuant to our Articles, in order to approve any amendment to our Articles, in addition and prior to the approval of a general meeting of shareholders, the approval of the board of directors with the affirmative vote of at least three-quarters (3/4) of the directors then in office and entitled to vote thereon is required.

Under our Articles, we are not required to give notice to our registered shareholders pursuant to the Companies Law, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our Articles, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our Articles, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our Articles.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Alternatively, such an acquisition may be approved pursuant to a private placement approved by the company’s shareholders with the purpose of approving the acquisition of 25% or more, or 45% or more of the company’s voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Significant Transactions

Under our Articles, the affirmative vote of at least three-quarters (3/4) of the then serving directors is required in order to approve certain transactions which may have a significant effect on the Company’s structure, assets or business, including mergers acquisitions, consolidations and issuance of equity securities or debt securities convertible into equity in each case that would reasonably be expected to result in change of beneficial ownership of above than fifteen percent (15%) in the Company, material changes to the principal business of the Company and any resolution to transfer the headquarters of the Company outside of Israel.

Business Combinations

Our Articles restrict certain business transactions with any shareholder and/or its affiliates and/or investors for a period of three years following (i) with respect to any shareholder of the Company holding fifteen percent (15%) or more of the voting power of the Ordinary Shares as of September 15, 2022 (the effective date of the amended and restated Articles), and (ii) with respect to all shareholders of the Company, each time as such shareholder and/or any of its affiliates and/or investors become(s) (other than due to a buyback, redemption or cancellation of shares by the Company) the holder(s) (beneficially or of record) of fifteen percent (15%) or more of the issued and outstanding voting power of the ordinary shares. The restricted business transactions include mergers, consolidations and dispositions of assets with an aggregate market value equal to 10% or more of the Company’s assets or outstanding shares.

Borrowing powers

Pursuant to the Companies Law and our Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer agent and registrar

Our transfer agent is and registrar is Computershare Inc. Its address is 480 Washington Boulevard, Jersey City, New Jersey 07310 and its telephone number is (201) 680-4000.

Warrants

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

Units

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any warrants or units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable warrant or unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices;

●	upon the exercise of warrants; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the Ordinary Shares may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	negotiated prices;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of securities to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more securities than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our Ordinary Shares are traded on Nasdaq. One or more underwriters may make a market in our Ordinary Shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our Ordinary Shares.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the Ordinary Shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Ordinary Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain U.S. legal matters concerning the issuance of the securities offered by this prospectus were and will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain Israeli legal matters with respect to the legality of the issuance of the securities offered by this prospectus were and will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of SciSparc Ltd. appearing in our 2021 Annual Report for the year ended December 31, 2021 have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $34,510 which at the present time include the following categories of expenses:

Registration fee	$5,510
Printer fees and expenses	$5,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$7,500
Miscellaneous	$1,500
Total	$34,510

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 28, 2022;

●	our Reports of Foreign Private Issuer on Form 6-K filed on: March 17, 2022 (first and second paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); May 11, 2022; May 24, 2022; May 26, 2022 (first, third, fourth and fifth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); May 27, 2022; June 1, 2022; June 2, 2022 (first and second paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); June 9, 2022 (first, second and third paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); June 24, 2022 (first, second, third and sixth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); June 29, 2022 (first, second, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); July 1, 2022; July 7, 2022; July 7, 2022; August 2, 2022 (first, second, seventh and eighth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); August 11, 2022; August 12, 2022 (first paragraph and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); August 16, 2022 (first, second, third, fourth, sixth and seventh paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); August 19, 2022; August 25, 2022 (first, second, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); September 16, 2022; September 30, 2022 (with respect to: (i) Exhibit 99.1, the first, second, third, sixth, seventh, eighth and ninth paragraphs and the section titled “Forward-Looking Statements” only; and (ii) Exhibit 99.6, the first and second paragraphs and the section titled “Forward-Looking Statements” only)); October 12, 2022; November 1, 2022 (with respect to: (i) Exhibit 99.1, the first and second paragraphs and the section titled “Forward-Looking Statements” only; and (ii) Exhibit 99.2, the first and second paragraphs and the section titled “Forward-Looking Statements” only); November 8, 2022; November 16, 2022; November 29, 2022; December 7, 2022 (first, second and third paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); December 14, 2022; December 29, 2022; January 9, 2023 (first, second, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); January 18, 2023; January 23, 2023; January 25, 2023; February 15, 2023 (first, second and third paragraphs and the section titled “Forward-Looking Statements” of Exhibit 99.1 only); and February 16, 2023; and

●	the description of our securities contained in our Form 8-A filed on December 20, 2021 (File No. 001-38041), including as amended by Exhibit 1.1 to our Annual Report on Form 20-F filed on April 28, 2022 and any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SciSparc Ltd., 20 Raul Wallenberg Street, Tower A, Tel Aviv, 6971916 Israel. Attention: Oz Adler, Chief Executive Officer and Chief Financial Officer, telephone number: (+972) (3) 610-3100.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and may furnish to the SEC, on Form 6-K, unaudited interim financial information.

You can review our SEC filings and the registration statements by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://www.scisparc.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statements of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PROSPECTUS SUPPLEMENT

766,170 Ordinary Shares

 The date of this prospectus supplement is January 13, 2026